                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                   -------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               December 30, 2004

                           Vermont Pure Holdings, Ltd.
               --------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                   000-31797                    03-0366218
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(State of incorporation)         (SEC File No.)           (IRS Employer ID No.)

                    45 Krupp Drive, Williston, Vermont 05495
               (Address of principal executive offices) (Zip Code)

              Registrant's telephone number, including area code:
                                 (802) 860-1126

                                      n/a

          -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Exchange Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Executive Employment Agreements

On January 1, 2005 the Company finalized new employment agreements with three of its officers, Timothy G. Fallon, Peter K. Baker, and John B. Baker. The agreements are effective January 1, 2005 and run through December 31, 2007. These agreements replace current agreements would have expired in 2005.

The agreements provide for annual salaries of $250,000 for Mr. Fallon and $200,000 each for Peter and John Baker. In addition, the Bakers each will receive guaranteed annual bonuses of $50,000 following each fiscal each fiscal year. Mr. Fallon has the opportunity to earn up to $232,000 in bonus compensation on an annual basis for achievement of financial and business performance criteria defined in the agreement. Peter and John Baker have the opportunity to earn up to $116,000 in bonus compensation on an annual basis for achievement of financial and business performance criteria defined in the agreement.

Other compensation under the agreements with the executives include the use of a company a vehicle and reimbursement for disability and other insurance during the term of the agreement. As of the effective date, Mr. Fallon will be issued 75,000 restricted shares of Company's common stock. The shares vest over the term of the agreement based on financial performance criteria outlined in the agreement.

Mr. Fallon has been our Chief Executive Officer and a director since November, 1994. From April 1998 to April 2004, he served as chairman of the Board of Directors. He serves on the Executive Committee of the Board.

Peter Baker has been our President since October, 2000. He was employed at Crystal Rock from 1977 to 2000, and was Co-President of Crystal Rock from 1993 to 2000.

John Baker has been our Executive Vice President since October 2000. He was appointed a director in September, 2004. He was employed at Crystal Rock from 1975 to 2000, and was Co-President of Crystal Rock from 1993 to 2000.

In connection with our business combination with Crystal Rock Spring Water Company in 2000, in addition to other consideration, we issued the stockholders of Crystal Rock (members of the Baker family and related family trusts) subordinated promissory notes originally due 2007 in the original principal amount of $22,600,000. Subsequently, in April 2004, we paid down the aggregate principal on the notes to $17,600,000. The table shows the holders of the notes, the principal amount, and the annualized interest payments to each such holder in fiscal 2003. All amounts paid relating to these subordinated notes in 2003 were interest payments.

Note Holder                  Principal Amount        Annualized Interest
-----------                  ----------------        -------------------
Henry Baker                         $3,488,889                $418,667
John Baker                          $5,200,000                $624,000
Peter Baker                         $5,200,000                $624,000
Joan Baker                          $1,511,111                $181,333
Ross Rapaport,
Trustee u/t/a dated
12/16/91 f/b/o
Joan Baker et al.                   $2,200,000                $264,000
                                   -----------              ----------
Total                              $17,600,000              $2,112,000
                                   ===========              ==========

Henry Baker and his sons John and Peter Baker are directors. Henry Baker is Chairman Emeritus, John Baker is Executive Vice President and Peter Baker is President of the Company. Joan Baker is the wife of Henry and the mother of Peter and John.

The Subordinated Notes are due in 2008 with a balloon payment of the full principal amount of $17,600,000 at maturity. The Subordinated Notes become due and payable in case of liquidation, dissolution, insolvency, sale of the business, or acceleration of senior debt.

The Subordinated Notes are secured by all of our assets, but the Subordinated Notes and security interest are junior and subordinated to the senior debt owed to and the security interest in favor of Webster Bank and its successors. Under the related subordination agreement, we may pay, and the holders of the Subordinated Notes may accept, quarterly interest payments so long as there is no default on the senior debt and payment would not cause a default. The holders of the Subordinated Notes can accrue unpaid interest, and we may pay those amounts, if such payments would not result in a default on the senior debt.

As of the date of this report, Peter, John, and the Trust have deferred a total of $266,000 of interest, which represents the accrued interest due August 20, 2004, until October 31, 2004. The holders of the Subordinated Notes have pledged a continuing security interest in the Subordinated Note documents to Webster Bank. We may pay principal on the Subordinated Notes with the approval of Webster Bank.


We lease a 72,000 square foot facility in Watertown, Connecticut from a Baker family trust and a 22,000 square foot facility in Stamford, Connecticut from Henry E. Baker, both of which leases expire in 2010. Annual rent payments for the ten year leases are as follows:

                               First 5 Yrs.               Next 5 Yrs.
                               ------------               -----------
         Watertown             $360,000                    $414,000
         Stamford              $216,000                    $248,400

We lease real estate in Watertown, Connecticut containing a water purification and bottling plant, warehouse space, a truck garage and office space from Henry Baker, as trustee of the Baker Grandchildren's Trust. We lease this property on a "triple net" basis, for a ten year term which began in October of 2000, with an option to extend the lease for a negotiated rent for an additional five years. The lease payments are substantially the same in amount as the payments of debt service that Crystal Rock had been making on the mortgage loan for the property. We believe that the rent we pay for this facility is at least as favorable as we could have obtained in an arm's-length transaction. During fiscal year 2003, we paid $360,000 relating to this lease.

We lease the Stamford property, which includes warehouse space, a truck garage, and office space, from Henry Baker. We entered into this lease in October of 2000 and have an option to extend this ten year "triple net" lease for a negotiated rent for an additional five years. Either party may terminate the lease prior to expiration upon nine months' notice to the other, but if we terminate, we must pay a termination fee equal to six months' rent. The rent paid for this property by Crystal Rock at the time of its business combination with us was $216,000 annually. We believe that the rent we pay for this facility is at least as favorable as we could have obtained in an arm's-length transaction. During fiscal year 2003, we paid $216,000 relating to this lease.

Loan and Security Agreement with Webster Bank

On December 30, 2004 we signed a new Loan and Security Agreement with Webster Bank. The term and the financial terms of the agreement are substantially unchanged from the agreement with Webster Bank dated March 5, 2003.

The significant change was to modify the entities named in the agreement. We have merged our wholly owned subsidiaries; Crystal Rock Spring Water Company, Vermont Pure Springs, Inc., Excelsior Spring Water Company, Adirondack Coffee Services, and Crystal-Waterville, Inc., into Vermont Pure Holdings, Ltd. In conjunction with this merger, we created a new wholly owned subsidiary, Crystal Rock, LLC.

The new agreement with Webster Bank recognizes the merger of the subsidiaries, whose stock was pledged to the bank, and the creation of the new subsidiary. We have assigned material operating assets, leases, and other contracts to Crystal Rock, LLC and pledged the stock to Webster Bank.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      VERMONT PURE HOLDINGS, LTD.

                                      /s/ Bruce S. MacDonald
                                      ------------------------------
                                      By: Bruce S. MacDonald
                                          Chief Financial Officer
                                      Date: January 3, 2005